NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A



SERIES                                      DATE ADDED TO AGREEMENT


Balanced Portfolio                                May 1, 1995

Growth Portfolio                                  May 1, 1995

Liquid Asset Portfolio                            May 1, 1995

Limited Maturity Bond Portfolio                   May 1, 1995

Partners Portfolio                                May 1, 1995

Government Income Portfolio                       May 1, 1995

International Portfolio                           May 1, 1997

Guardian Portfolio                                October 15, 1997

Mid-Cap Growth Portfolio                          October 15, 1997






Dated: October 15, 1997